Exhibit 4: Segment Information - NIne Month Ended September 30, 2004

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	107,957	99,093	28,376	21,525	83,303	80,536	57,866	56,931	9,917	3,622
Other products (*)	1,382	1,792	297	176	251	200	3,036	7,253	10,692	10,035
Total	109,339	100,885	28,673	21,701	83,554	80,737	60,902	64,184	20,609	13,657
% change	8.4%		32.1%		3.5%		-5.1%		50.9%

Cost of sales	(41,744)	(42,980)	(15,916)	(14,597)	(39,575)	(39,860)	(40,329)	(42,238)	(16,187)	(10,087)
% of sales	38.2%	42.6%	55.5%	67.3%	47.4%	49.4%	66.2%	65.8%	78.5%	73.9%

SG&A	(41,466)	(37,247)	(14,086)	(12,114)	(37,435)	(37,256)	(16,560)	(16,889)	(3,967)	(3,500)
% of sales	37.9%	36.9%	49.1%	55.8%	44.8%	46.1%	27.2%	26.3%	19.2%	25.6%

Operating profit	26,129	20,657	(1,329)	(5,010)	6,543	3,621	4,012	5,058	415	47
% change	26.5%		73.5%		80.7%		-20.7%		789.9%
% of sales	23.9%	20.5%	-4.6%	-23.1%	7.8%	4.5%	6.6%	7.9%	2.0%	0.3%

Depreciation	13,714	14,116	4,304	5,640	7,947	8,089	1,933	1,623	1,017	909
Amortization	684	626	291	366	110	119	294	309	13	6
EBITDA	40,527	35,399	3,267	995	14,600	11,829	6,240	6,990	1,444	962
% change	14.5%		228.2%		23.4%		-10.7%		50.2%
% of sales	37.1%	35.1%	11.4%	4.6%	17.5%	14.7%	10.2%	10.9%	7.0%	7.0%
* The "Other products" line corresponds in intercompany sales in the "Other" segment.

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***
	2004	2003	2004	2003	2004	2003	2004	2003
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	2,540,687	2,503,072	1,406,216	1,246,461	3,060,060	2,934,488	708,688	711,635
% change	1.5%		12.8%		4.3%		-0.4%

					Soft Drinks		Chile - Domestic
					2,240,481	2,198,719	372,489	378,120
					1.9%		-1.5%
					Nectars		Chile Bottled Exports
					276,951	238,756	315,568	298,847
					16.0%		5.6%
					Mineral Water
					542,629	497,012	Argentina
					9.2%		20,632	34,668
							-40.5%

* Volumes include exports of 32.641 HL (25.176 HL to Chile) and 30.999 HL (21.821 HL to Chile) in 2004 and 2003 respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 54 million and 52 million in 2004 and 2003, respectively.
*** Volumes do not include bulk volumes of 85.692 HL and 205.465 HL (64.926 HL and 66.494 HL from Chile exports), (20.766 HL and 138.971 HL from Argentina ) in 2004 and 2003 respectively.
					Total		Total
Price (Ch$ / HL)	42,491	39,589	20,179	17,269	27,223	27,445	81,653	80,001
% change (real)	7.3%		16.9%		-0.8%		2.1%

					Soft Drinks		Chile - Domestic
					26,440	26,981	52,259	46,536
					-2.0%		12.3%
					Nectars		Chile - Export
					41,027	38,703	114,552	122,381
					6.0%		-6.4%
					Mineral Water
					21,720	22,386	Argentina
					-3.0%		109,125	79,674
							37.0%